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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              JUST FOR FEET, INC.
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               (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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         pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee
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Notes:

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                  [LETTERHEAD OF JUST FOR FEET APPEARS HERE]

                                  May 8, 1998

Dear Fellow Shareholder:

        You were recently provided materials for the Company's annual meeting to be held on May 29, 1998. At the meeting you will be asked (i) to ratify (a) the adoption of an amendment to the Company's Articles of Incorporation increasing the number of authorized shares of stock from 25,002,667 shares to 75,000,000 shares (the "Charter Amendment") and (b) the issuance of shares of common stock in excess of the number authorized prior to giving effect to the Charter Amendment (the "Share Issuances"); (ii) to consider a proposal to change the Company's state of incorporation from Alabama to Delaware; and (iii) to elect six (6) directors to serve until the next annual meeting of shareholders.

        The matters to be voted on at the meeting, particularly the ratification of the Charter Amendment and the Share Issuances and the proposal to change the Company's state of incorporation from Alabama to Delaware, are very important to our Company. We urge you to read the Company's Proxy Statement carefully, as it provides detailed information about each of these matters.

        At the 1996 Annual Meeting of Shareholders held on May 28, 1996, the Company's shareholders approved the Charter Amendment, which increased the Company's authorized capital stock and eliminated a previously authorized class of preferred stock which was no longer outstanding. The Charter Amendment received the affirmative vote of 70.6% of the outstanding shares of Common Stock. The Alabama Constitution required that the Company provide shareholders with 30 days prior notice of the 1996 meeting. The Company inadvertently provided shareholders with only 20 days prior notice. In view of the notice requirement contained in the Alabama Constitution and to eliminate uncertainty as to the effect of the Company's providing shorter notice of the 1996 meeting, the Board of Directors believes it is in the best interest of the Company for the shareholders to ratify, at the 1998 meeting, the Charter Amendment and the Share Issuances.

        Your Board of Directors also believes that it is in the best interests of the Company and its shareholders to change the state of incorporation of the Company from Alabama to Delaware for a number of reasons, including the following:
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May 8, 1998
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 . The prominence, predictability and flexibility of Delaware corporate law
 . Delaware's well-established principles of corporate governance
 . The Company's belief that shareholders will benefit from the responsiveness of Delaware corporate law to their needs and to those of the Company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE
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CHARTER AMENDMENT AND THE SHARE ISSUANCES AND THE PROPOSED REINCORPORATION.

        Please note that ratification of the Charter Amendment and Share Issuances and approval of the Reincorporation proposal require the affirmative vote of 66.77% and 66.66%, respectively, of the issued and outstanding shares. Therefore, if you do not vote, it will have the same effect as a vote against the proposals. Please take a few moments to sign, date and return the proxy card in the enclosed postage-paid envelope. By doing so, you will save your company the expense of further solicitation while ensuring that your vote is represented at the Annual Meeting.


                                        Very truly yours,

                                        /s/ Harold Ruttenberg
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                                        Harold Ruttenberg
                                        Chairman of the Board, President
                                        and Chief Executive Officer